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                                                            Exhibit 10.13
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                   FIRST AMERICAN BANCORP STOCK OPTION PLAN


A.  Purpose and Scope.

The purposes of this Plan are to encourage stock ownership by key management employees of the First American Bancorp (the "Company") and its Subsidiaries, to provide an incentive for those employees to expand and improve the profits and prosperity of the Company and its Subsidiaries, and to assist the Company and its Subsidiaries in attracting and retaining key personnel through the grant of Options to purchase shares of the Company's common stock.

B.  Definitions.

Unless otherwise required by the context:

     1.   "Board" means the Board of Directors of the Company.

     2. "Committee" means the Stock Option Plan Committee, which is appointed by the Board, and which shall be composed of three members of the Board.

     3. "Company" means the First American Bancorp, an Alabama banking corporation.

     4.   "Code" means the Internal Revenue Code of 1986, as amended.

     5.   "Option" means a right to purchase Stock, granted under this Plan.

     6. "Option Price" means the purchase price for Stock under an Option, as determined in Section F below.

     7. "Participant" means an employee of the Company, or of any Subsidiary of the Company, to whom an Option is granted under the Plan.

     8.   "Plan" means this First American Bancorp Stock Option Plan.

     9.   "Stock" means the common stock of the Company, par value $0.01.

     10. "Subsidiary" means a subsidiary corporation of the Company, defined in Sections 425(f) and 425(g) of the Code.

     11. "Vested" means the nonforfeitable part of an Option awarded to a Participant.

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C.  Stock to be Optioned.

Subject to the provisions of Section M of the Plan, the maximum number of shares of Stock that may be optioned or sold under the Plan is 50,000 shares. Those shares may be treasury, or authorized, but unissued, shares of Stock of the Company.

D.  Administration

The Plan shall be administered by the Committee. Two members of the Committee shall constitute a quorum for the transaction of the business. The Committee shall be responsible to the Board for the operation of the Plan, and shall make recommendations to the Board for participation in the Plan by employees of the Company and its Subsidiaries, and for the extend of that participation. The interpretation and construction of any provision of the Plan by the Committee shall be final, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made by him in good faith.

E.  Eligibility

The Board, upon recommendation of the Committee, may grant Options to any key management employee (including an employee who is a director or an officer) of the Company or its Subsidiaries. Options may be awarded by the Board at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Board, upon recommendation by the Committee shall determine. Options granted at different times need not contain similar provisions.

F.  Option Price.

The purchase price for Stock under each Option shall be 100 percent of the fair market value of the Stock at the time the Option is granted, but in no event less than the book value of the Stock.

G.  Terms and Conditions of Options.

Options granted under the Plan shall be authorized by the Board and shall be evidenced by agreements in the form as the Board, upon recommendation of the Committee, approves. Those agreements shall comply with and be subject to the following terms and conditions:

  1.  Employment Agreement.

      The Board may, in its discretion, include in any Option granted under the Plan a condition that the Participant shall agree to remain in the employ of, and to render services to, the Company or any of its Subsidiaries for a period of time (specified in the agreement) following the date the Option is granted. No such

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      agreement shall impose upon the Company or any of its Subsidiaries, however, any obligation to employ the Participant for any period of time.

  2.  Time and Method of Payment

      The Option Price shall be paid in full in cash at the time an Option is exercised under the Plan. Otherwise, an exercise of any Option granted under the Plan shall be invalid and of no effect. Promptly after the exercise of an Option and the payment of the full Option Price, the Participant shall be entitled to the issuance of a stock certificate evidencing his ownership of such Stock. Subject to the provisions of Paragraph L, below, a Participant shall have none of the rights of a shareholder until shares are issued to him.

  3.  Number of Shares.

      Each Option shall state the total number of shares of Stock subject to the option.

  4.  Option Period and Limitations on Exercise of Options.

      The Board may, in its discretion, provide that an Option may not be exercised in whole or in part for any period of periods of time specified in the Option agreement. Except as provided in the Option agreement, an Option may be exercised in whole or in part at any time during its term. No Option may be exercised after the expiration of ten (10) years from the date it is granted. No Option may be exercised for a fractional share of Stock.

H.  Termination of Employment

Except as provided in Section I below (concerning the effect of a Participant's death) or except as provided in a Stock Option Agreement Vesting Schedule with a designated Participant, if a Participant ceases to be employed by the Company or any of its Subsidiaries, his Options shall terminate immediately; provided,
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however, that if a Participant's cessation of employment with the Company and
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its Subsidiaries is due to his retirement with the consent of the Company or any of its Subsidiaries, the Participant may, at any time within three months after such cessation of employment, exercise his Options to the extent that he was entitled to exercise them on the date of cessation of employment, but in no event shall any Option be exercisable more than fifteen (15) years from the date it was granted. Except as provided in a Stock Option Agreement Vesting Schedule with a designated Participant, the Committee may cancel an Option during the three month period referred to in this paragraph, if the Participant engages in employment for activities contrary, in the option of the Committee, to the best interests of the Company or any of its Subsidiaries. The Committee shall determine in each case whether a termination of employment shall be considered a retirement with the consent of the Company or a Subsidiary, and, subject to applicable law, whether a leave of absence shall constitute a termination of

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employment.  Any such determination of the Committee shall be final and conclusive, unless overruled by the Board.

I.  Rights in Event of Death.

If a Participant dies while employed by the Company or any of its Subsidiaries, or within three months after having retired with the consent of the Company or any of its Subsidiaries, and without having fully exercised his Options, the executors or administrators, or legatees or heirs, of his estate shall have the right to exercise such Options to the extent that such deceased Participant was entitled to exercise the Options on the date of his death; provided, however,
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that in no event shall the Options be exercisable more than fifteen years from the date they were granted.

J.  No Obligations to Exercise Option.

The grant of an Option shall impose no obligation on the Participant to exercise that Option.

K.  Nonassignability.

Options shall not be transferable other than by will or by the laws of descent and distribution, and during a Participant's lifetime shall be exercisable only by the Participant.

L.  Effect of Change in Stock Subject to the Plan.

The aggregate number of shares of Stock available for Options under the Plan, the shares subject to any Option, and the price per share shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of the Plan resulting from (a) a subdivision or consolidation of shares or any other capital adjustment, (b) the payment of a stock dividend, or (c) other increase or decrease in the shares effected without receipt of consideration by the Company. If the Company is the surviving corporation in a merger or consolidation, any Option shall apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled after the merger or consolidation. If the Company is dissolved or liquidated or is not the surviving corporation to a merger or consolidation, all Options outstanding under the Plan shall terminate; provided, however, that each Participant (and each other person as determined
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under Section I) shall have the right, immediately prior to a dissolution or liquidation, or such merger or consolidation, to exercise his or her Options in whole or in part, but only to the extent that those Options are otherwise exercisable under the terms of the Plan. A change in control transaction or series of transactions which results in at least fifty-one (51) percent of the Company's shares or assets being owned by a person, firm, or corporation other than the owner before the change and during the prior six (6) month period shall be treated as a merger in which the Company is not the surviving corporation.

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M.  Amendment and Termination.

The Board, by resolution, may terminate, amend, or revise the Plan for any shares as to which Options have not been granted. Neither the Board nor the Committee may, without the consent of the holder of an Option, alter or impair any Option previously granted under the Plan, except as authorized herein. Unless sooner terminated, the Plan shall remain in effect for a period of fifteen years from the date of the Plan's adoption by the Board. Termination of the Plan shall not affect any Option previously granted.

N.  Agreement and Representation of Employees.

As a condition to the exercise of any portion of an Option the Company may require the person exercising such Option to represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute those shares, if, in the opinion of counsel for the Company, that representation is required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

O.  Reservation of Shares of Stock.

The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

P.  Effective Date of Plan.

The Plan shall be effective from the date on which the Plan is approved by the Board, which date is October 20, 1992.

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